UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2001 (April 6, 2001)

THE DAVEY TREE EXPERT COMPANY
(Exact name of Registrant as specified in its charter)

Ohio	0-11917	34-0176110
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio		44240-5193
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (330) 673-9511

Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

ITEM 5. Other Events

On April 6, 2001, one of our largest utility customers, Pacific Gas & Electric Company, filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California. We have pre-petition accounts receivable from Pacific Gas & Electric of approximately $12 million. We have continued to perform under our contracts with Pacific Gas & Electric post-petition and expect that all fees for services rendered post-petition will be treated as administrative expenses under the Bankruptcy Code. As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Pacific Gas & Electric accounted for approximately $51 million, or 15.8% of our total revenues in 2000.

The impact of the bankruptcy filing on our pre-petition accounts receivable, our post-petition accounts receivable or our future revenues, on a short-term or a long-term basis, cannot be determined at this time.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
THE DAVEY TREE EXPERT COMPANY

BY:	/s/ David E. Adante
David E. Adante
Executive Vice President, CFO and
Secretary-Treasurer

BY:	/s/ Bradley L. Comport
Bradley L. Comport
Corporate Controller

April 13, 2001